EXHIBIT 23.1

                                DaszkalBolton LLP
                          Certified Public Accountants

Michael I. Daszkal, CPA, P.A.                     2401 N.W. Boca Raton Boulevard
Jeffrey A. Bolton, CPA, P.A.                                Boca Raton, FL 33431
Timothy R. Devlin, CPA, P.A.                                     t: 561.367.1040
Michael S. Kridel, CPA, P.A.                                     f: 561.750.3236
Marjorie A. Horwin, CPA, P.A.                              www.daszkalbolton.com

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form S-8 of our report dated February 12, 2003, related to the financial statements of World Health
Alternatives, Inc. (f/k/a Better Solutions, Inc.) and to the reference to our firm under the caption "experts."

/s/ DaszkalBolton LLP
   DaszkalBolton LLP

Boca Raton, Florida
June 18, 2003